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                                                                       EXHIBIT 5

                  Opinion of Kaplan, Strangis and Kaplan, P.A.

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                                 (612) 904-5607
                                   Direct Dial


                                  May 23, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C.  20549

     Re:  TCF Financial Corporation
          Form S-3 Registration Statement (the "Registration Statement") in connection with the proposed issuance of up to 800,000 shares of Common Stock

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering up to 800,000 shares of common stock, par value $.01 (the "Common Stock").

     We have acted as counsel to the Company and, as such, have examined the Company's Certificate of Incorporation (including amendments thereto), Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of the shares of Common Stock covered by the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

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May 23, 1997
Page 2

     2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

     3. The 800,000 shares of Common Stock proposed to be issued pursuant to the Registration Statement will, when issued, be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration
Statement.

                                        Sincerely,

                                        KAPLAN, STRANGIS AND KAPLAN, P.A.



                                        By /s/Bruce J. Parker
                                           ------------------------------
                                           Bruce J. Parker